                VENTURE CORPORATE VUL (SURRENDER CHARGE VERSION)
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 45. Face Amount $365,000. Death benefit option 1. $20,000 planned annual premium paid on the policy anniversary. Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%. The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

 POLICY       BEGINNING          NET            VALUE          ADMIN          COI            MONTHLY NET          ENDING
  MONTH         POLICY         PREMIUM          AFTER          CHARGE        CHARGE          INVESTMENT           POLICY
                VALUE                          PREMIUM                                         FACTOR             VALUE
               (Step 1)        (Step 2)                       (Step 3a)    (Step 3c)          (Step 4)           (Step 5)
----------    -----------    ------------    -------------    ---------    ----------        -----------         -------
    1              92,945      19,600             112,545        12           124            1.008241017         113,336
    2             113,336         0               113,336        12           123            1.008241017         114,134
    3             114,134         0               114,134        12           123            1.008241017         114,939
    4             114,939         0               114,939        12           122            1.008241017         115,751
    5             115,751         0               115,751        12           122            1.008241017         116,570
    6             116,570         0               116,570        12           122            1.008241017         117,396
    7             117,396         0               117,396        12           121            1.008241017         118,229
    8             118,229         0               118,229        12           121            1.008241017         119,070
    9             119,070         0               119,070        12           120            1.008241017         119,918
   10             119,918         0               119,918        12           120            1.008241017         120,773
   11             120,773         0               120,773        12           119            1.008241017         121,636
   12             121,636         0               121,636        12           119            1.008241017         122,507



THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

The calculation of Net Rate is done on a daily basis and then converted to an annual percentage.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Annual Investment Management Fees and Expenses* - Annual Mortality and Expense Charge = 12% - 1.09% - 0.56% = 10.35%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 0.982% per annum.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1:  The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month. For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $92,945

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - Premium Charge

     For year 5 month 1, the premium charge is 2.0% of gross premium paid. There is no premium for the other months in year 5.

     Net Premium = $20,000 - ($20,000 x 2%) = $19,600


Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative charge + Cost of Insurance Charge

     Step 3a: Administrative charge of $12.00 per month.

     Step 3b: Cost of Insurance (COI) Charge = Monthly COI rate x [ (Death Benefit / Discount Factor ) - (Beginning Policy Value + Net Premium - Administrative charge) ]

               In the illustrated example, the Monthly COI rate for year 5 is .000493481, the Death Benefit is $365,000 and the Discount Factor is 1.0032737 The Beginning Policy Value is $92,945 COI Deduction = 0.000493481 x [ ( $365,000 / 1.0032737 ) - ($92,945+ $19,600 -
               $12.00] = $124.

     Total Monthly Deductions = $12.00 + $124.00 = $136.00


Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.240% net annual subaccount rate of return:

     Monthly Net Investment Factor (hypothetical) = (1 + 0.1035) to the power of 1/12 = 1.008241017

Step 5: Ending Policy Value

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

     For year 5 month 1Ending Policy Value = ( $92,945+ $19,600.00 - $136.00 ) x
     (1.008241017) = $113,336

THE ILLUSTRATED CASH SURRENDER VALUES

How the Cash Surrender Value is Calculated:

     Cash Surrender Value = Ending Policy Value - Surrender Charge

     The Surrender Charge is expressed as a percentage of total premiums paid from issue to the applicable policy year. Amounts not included in this total premium paid for surrender charge purposes include:

          1.   Premiums in any year in excess of the target premium
          2.   Premium paid after the fifth policy year.

     A portion of the surrender charge is assessed on a partial withdrawal or a decrease in the face amount. The surrender charge percentages vary by policy year and as per the table below

              SURRENDER
 POLICY       CHARGE
  YEAR        PERCENT
  ----        -------
   1            5.0%
   2            4.0%
   3            3.0%
   4            2.5%
   5            2.0%
   6            1.5%
   7            1.0%
   8            1.0%
   9            0.5%
  10+           0.0%



     Surrender Charge = Surrender Charge Rate x Total Premiums Paid from Issue during the First Five Policy Years

     The Surrender Charge Rate used in this illustration is 2.0% The Total Premiums Paid from Issue during the First Five Policy Years is $100,000 The Target Premium is $20,000 per year

     For year 5 month 1, the Surrender Charge = 2.0% x ($100,000) = $2,000 and for month 12, the Surrender Charge = 2.0% x ( $100,000) = $2,000

     Cash Surrender Value month 1 = $113,336 - $2,000 = $111,336 Cash Surrender Value month 12 = $122,057 - $2,000 = $120,057

The following is a detailed representation of the interim cash surrender value calculations during policy year 5.

 POLICY    ENDING    SURRENDER    TOTAL     SURRENDER     CASH
 MONTH     POLICY     CHARGE     PREMIUMS    CHARGES    SURRENDER
           VALUE       RATE        PAID*                  VALUE
 -----     ------     ------     --------    -------    ---------
   1      113,336      2.0%      100,000      2,000      111,336
   2      114,134      2.0%      100,000      2,000      112,134
   3      114,939      2.0%      100,000      2,000      112,939
   4      115,751      2.0%      100,000      2,000      113,751
   5      116,570      2.0%      100,000      2,000      114,570
   6      117,396      2.0%      100,000      2,000      115,396
   7      118,229      2.0%      100,000      2,000      116,229
   8      119,070      2.0%      100,000      2,000      117,070
   9      119,918      2.0%      100,000      2,000      117,918
   10     120,773      2.0%      100,000      2,000      118,773
   11     121,636      2.0%      100,000      2,000      119,636
   12     122,507      2.0%      100,000      2,000      120,507

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [ Face Amount ] or [ Policy Value x Minimum Death Benefit Percentage ]

     In year 5 of the illustration, the attained age of the policyholder is 50 and the applicable Minimum Death Benefit Percentage is 130%.

     Death Benefit = greater of [ $365,000 ] or [ 130% x 122,507] = $365,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

           YEAR                   PREMIUM CHARGE          MONTHLY M&E CHARGE      ADMINISTRATION CHARGE
           ----                   --------------          ------------------      ---------------------
             1                        2.00%                     0.50%                       12
             2                        2.00%                     0.50%                       12
             3                        2.00%                     0.50%                       12
             4                        2.00%                     0.50%                       12
             5                        2.00%                     0.50%                       12
             6                        2.00%                     0.50%                       12
             7                        2.00%                     0.50%                       12
             8                        2.00%                     0.50%                       12
             9                        2.00%                     0.50%                       12
            10                        2.00%                     0.50%                       12
            11+                       0.00%                     0.20%                       12


     The monthly COI rates will vary by attained age.

How the Cash Surrender Value will differ in other years:

     The surrender charge rate is based on the duration of the coverage.
     The surrender charge percentage decrease from policy year 1 to 9, and is zero for year 10 and later. Within a policy year, the surrender charge percentage is level on a monthly basis.

POLICY YEAR   SURRENDER CHARGE
                 PERCENTAGE
-----------   ----------------
     1              5.0%
     2              4.0%
     3              3.0%
     4              2.5%
     5              2.0%
     6              1.5%
     7              1.0%
     8              1.0%
     9              0.5%
    10+             0.0%

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.

                   VENTURE CORPORATE VUL (SALES LOAD VERSION)
                        ILLUSTRATION SAMPLE CALCULATIONS

THE ASSUMED POLICYHOLDER

Male standard nonsmoker, age 45. Face Amount $365,000. Death benefit option 1. $20,000 planned annual premium paid on the policy anniversary. Assuming current cost of insurance rates and a hypothetical gross annual investment return of 12%. The sample calculations are shown for policy year 5 month 1.

The following is a detailed representation of the interim policy value calculations during policy year 5.

 POLICY           BEGINNING      NET               VALUE       ADMIN          COI             MONTHLY NET        ENDING
 MONTH             POLICY      PREMIUM             AFTER       CHARGE        CHARGE           INVESTMENT         POLICY
                   VALUE                          PREMIUM                                     FACTOR             VALUE
                  (Step 1)     (Step 2)                       (Step 3a)    (Step 3c)          (Step 4)          (Step 5)
---------         --------    ----------          -------     ---------    ---------         -----------        ---------
    1              91,125      19,400             112,345        12            81            1.008241017         111,343
    2             111,343         0               111,343        12            81            1.008241017         112,167
    3             112,167         0               112,167        12            80            1.008241017         112,998
    4             112,998         0               112,998        12            80            1.008241017         113,837
    5             113,837         0               113,837        12            80            1.008241017         114,683
    6             114,683         0               114,683        12            80            1.008241017         115,535
    7             115,535         0               115,535        12            79            1.008241017         116,396
    8             116,396         0               116,396        12            79            1.008241017         117,263
    9             117,263         0               117,263        12            79            1.008241017         118,138
   10             118,138         0               118,138        12            78            1.008241017         119,021
   11             119,021         0               119,021        12            78            1.008241017         119,911
   12             119,911         0               119,911        12            78            1.008241017         120,809

THE GROSS ANNUAL INVESTMENT RETURNS

Derivation of annual subaccount rate of return from hypothetical gross annual investment return.

The calculation of Net Rate is done on a daily basis and then converted to an annual percentage.

     Annual Net SubAccount Rate of Return = Hypothetical Gross Annual Investment Return - Assumed Annual Investment Management Fees and Expenses* - Annual Mortality and Expense Charge = 12% - 1.09% - 0.56% = 10.35%

     * Investment management fees and expenses vary by subaccount. Actual investment management fees and expenses will vary with the policyholder's allocation of premium and policy value between the available subaccounts. Investment management fees and expenses represent investment advisory fees and other expenses paid by the portfolios. This illustration reflects an average of the current expenses for the available subaccounts, which is 0.982% per annum.

THE ILLUSTRATED POLICY VALUES

How the Policy Value is Calculated:

     Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

Step 1:  The Beginning Policy Value

     The Beginning Policy Value is the policy value at the end of the previous month. For year 5 month 1, the Beginning Policy Value is the policy value in year 4 month 12, or $91,125

Step 2: Calculating the Net Premium

     Net Premium = Gross Premium - (Premium Charge + Sales Load)

     For year 5 month 1, the premium charge is 2.0% of gross premium paid. The Sales Load is 1.0% of gross premium paid. There is no premium for the other months in year 5.

     Net Premium = $20,000 - ($20,00 x (2.0% premium charge + 1.0% sales load) = $19,400

Step 3: Calculating the Total Monthly Deductions

     Total Monthly Deductions = Administrative charge + Cost of Insurance Charge

     Step 3a: Administrative charge of $12.00 per month.

     Step 3b: Cost of Insurance (COI) Charge = Monthly COI rate x [ (Death Benefit / Discount Factor ) - (Beginning Policy Value + Net Premium - Administrative charge) ]

          In the illustrated example, the Monthly COI rate for year 5 is .000319784, the Death Benefit is $365,000 and the Discount Factor is
          1.0032737 The Beginning Policy Value is $91,125 COI Deduction = .000319784 x [ ( $365,000 / 1.0032737 ) - ($91,125+ $19,400 - $12.00]
          = $81.

     Total Monthly Deductions = $12.00 + $81.00 = $93.00


Step 4: Determining the Net Investment Factor

     The value of a unit of each sub-account was initially fixed at $10.00. For each subsequent Business Day the unit value for that sub-account is determined by multiplying the unit value for the immediately preceding Business Day by the net investment factor for the that sub-account on such subsequent Business Day.

     The net investment factor for a sub-account on any Business Day is equal to
     (a) divided by (b) where:

     a) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of such Business Day before any policy transactions are made on that day; and

     b) is the net asset value of the underlying Portfolio shares held by that sub-account as of the end of the immediately preceding Business Day after all policy transactions were made for that day;

     The value of a unit may increase, decrease, or remain the same, depending on the investment performance of a sub-account from one Business Day to the next.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 10.240% net annual subaccount rate of return:

          Monthly Net Investment Factor (hypothetical) = (1 + 0.1035) to the power of 1/12 = 1.008241017

Step 5: Ending Policy Value

          Ending Policy Value = (Beginning Policy Value + Net Premium - Total Monthly Deductions) x (Monthly Net Investment Factor)

          For year 5 month 1Ending Policy Value = ( $91,125 + $19,400.00 - $93.00 ) x ( 1.008241017 ) = $111,343

THE ILLUSTRATED DEATH BENEFITS

How the Death Benefit is determined:

     Death Benefit = greater of [ Face Amount ] or [ Policy Value x Minimum Death Benefit Percentage ]

     In year 5 of the illustration, the attained age of the policyholder is 50 and the applicable Minimum Death Benefit Percentage is 130%.

     Death Benefit = greater of [ $365,000 ] or [ 130% x 128,809] = $365,000

THE CALCULATIONS IN OTHER POLICY YEARS

How the Policy Value calculation will differ in other years:

           YEAR                   PREMIUM CHARGE              SALES LOAD            MONTHLY M&E CHARGE      ADMINISTRATION CHARGE
           ----                   --------------              ----------            ------------------      ---------------------
             1                        2.00%                     8.00%                     0.50%                       12
             2                        2.00%                     6.00%                     0.50%                       12
             3                        2.00%                     3.00%                     0.50%                       12
             4                        2.00%                     2.00%                     0.50%                       12
             5                        2.00%                     1.00%                     0.50%                       12
             6                        2.00%                     0.00%                     0.50%                       12
             7                        2.00%                     0.00%                     0.50%                       12
             8                        2.00%                     0.00%                     0.50%                       12
             9                        2.00%                     0.00%                     0.50%                       12
            10                        2.00%                     0.00%                     0.50%                       12
            11+                       0.00%                     0.00%                     0.20%                       12

     The monthly COI rates will vary by attained age.

How the Death Benefit will differ in other years:

     Under Death Benefit Option 1, the death benefit is the Face Amount of the policy or, if greater, the Minimum Death Benefit. The Minimum Death Benefit is required to ensure the policy continues to qualify as life insurance under the Internal Revenue Code, and is equal to the Policy Value times the applicable Minimum Death Benefit Percentage.